As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RECRO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Lapp Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

RECRO PHARMA, INC. 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

J. David Enloe, Jr.

President and Chief Executive Officer

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

(Name and address of agent for service)

(484) 395-2470

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Jennifer L. Porter, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4331

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,212,231 shares	$4.73	$5,733,852.63	$625.56

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Recro Pharma, Inc. (the “Registrant”) which become issuable under the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)

Represents 1,212,231 shares of Common Stock that were added to the shares authorized for issuance under the Plan on December 1, 2020 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision in the Plan, on December 1 of each year, the Board of Directors may approve an increase to the number of shares authorized for issuance under the Plan of up to five percent (5%) of the issued and outstanding Common Stock of the Registrant.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the Nasdaq Capital Market on February 22, 2021.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 1,212,231 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the Plan for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-194730, 333-206309, 333-208749, 333-216579, 333-223437, 333-224870, 333-229736 and 333-236875) with the Securities and Exchange Commission (the “Commission”) to register 9,281,402 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 10,493,633 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-194730, 333-206309, 333- 208749, 333-216579, 333-223437, 333-224870, 333-229736 and 333-236875) filed with the Commission on March 21, 2014, August 12, 2015, December 23, 2015, March 9, 2017, March 5, 2018, May 11, 2018, February 19, 2019 and March 4, 2020 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Registrant shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement to participants in the Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests for the information described above should be directed to Investor Relations at info@recropharma.com or Ryan Lake, the Company’s Chief Financial Officer, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021;

(b)

The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 14, 2021, February  16, 2021 and February 23, 2021; and

(d)

The description of the Registrant’s common stock contained in the Registrant’s Form 8-A filed with the Commission on March 4, 2014 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Articles of Incorporation of Recro Pharma, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 13, 2014).

4.2	Third Amended and Restated Bylaws of Recro Pharma, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 13, 2014).

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

99.1	Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36329), filed on May 9, 2018).

99.2	Form of Amended and Restated Equity Incentive Plan Award Agreement (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K (File No. 001-36329), filed on February 26, 2021).

99.3	Form of Amended and Restated Equity Incentive Plan Award Agreement for Restricted Stock Units (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K (File No. 001-36329), filed on February 26, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Malvern, Pennsylvania, on the 26th of February, 2021.

RECRO PHARMA, INC.

By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Recro Pharma, Inc., hereby severally constitute and appoint J. David Enloe, Jr. and Ryan D. Lake, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ J. David Enloe, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2021
J. David Enloe, Jr.

/s/ Ryan D. Lake	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2021
Ryan D. Lake

/s/ William L. Ashton	Director	February 26, 2021
William L. Ashton

/s/ Michael Berelowitz	Director	February 26, 2021
Michael Berelowitz

/s/ Winston J. Churchill	Director	February 26, 2021
Winston J. Churchill

/s/ Gerri A. Henwood	Director	February 26, 2021
Gerri A. Henwood

/s/ James C. Miller	Director	February 26, 2021
James C. Miller

/s/ Bryan M. Reasons	Director	February 26, 2021
Bryan M. Reasons

/s/ Wayne B. Weisman	Director	February 26, 2021
Wayne B. Weisman